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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our report dated February 18, 2000, included in the 1999 Annual Report to Shareholders of PACCAR Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83673) pertaining to the 1981 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc of our report dated February 18, 2000, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Seattle, Washington
March 17, 2000